Lang Michener LLP
BARRISTERS & SOLICITORS

Vancouver Toronto Ottawa	1500 - 1055 West Georgia Street, P.O. Box 11117 Vancouver, British Columbia, Canada V6E 4N7 Telephone (604) 689-9111 Facsimile (604) 685-7084

File Number: 00645-0105

Web site: www.langmichener.com

August 25, 2006

Continental Minerals Corporation
1020-800 West Pender Street
Vancouver, BC V6C 2V6

Ladies and Gentlemen:

Registration Statement on Form F-4

This opinion is furnished to you in connection with the Registration Statement on Form F-4 filed by you with the Securities and Exchange Commission (the "Commission") on June 30, 2006 and as subsequently amended on August 25, 2006 (as such may thereafter be amended or supplemented, the "Registration Statement") in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), of common shares of your share capital to be issued pursuant to the merger (the "Merger") of Continental Merger Inc., a wholly-owned subsidiary of Continental Minerals Corporation, with and into Great China Mining, Inc. (the “Continental Shares”).

In connection with the opinion hereafter expressed, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, papers, instruments, certificates of public officials and corporate records as we have deemed necessary as a basis for the opinion set forth herein. We have relied as to factual matters on certificates or other documents furnished by you or your officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the truth and correctness of any representations and warranties contained therein.

Our opinion expressed below is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and we do not express any opinion herein concerning any other law. Based upon and subject to the foregoing, we are of the opinion that the Continental Shares, when issued pursuant to the Merger, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is limited to the matters stated herein and is addressed to you for the purposes of the registration of the Continental Shares under the Securities Act pursuant to the Registration Statement.

Yours very truly,

/s/ Lang Michener LLP